Exhibit 10.3

Dated November 14, 2023

MALLINCKRODT PLC

Deed Poll relating to the Information Rights Members of Mallinckrodt plc

THIS DEED POLL is made on November 14, 2023 by MALLINCKRODT PUBLIC LIMITED COMPANY (the “Company”), a company incorporated under the laws of Ireland with registration number 522227 and having its principal place of business at College Business and Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland in favour of the Information Rights Members.

BACKGROUND:

(A)	On or about the date hereof, pursuant to the terms of a scheme of arrangement approved by an order of the High Court of Ireland on 10 November 2023, the Company adopted a new constitution (as amended or replaced from time to time, the “Constitution”).

(B)	As required by the Constitution, the Company is executing this information rights deed (this “Deed”) for the benefit of the Information Rights Members, in order to govern the provision of information by the Company to such Information Rights Members.

(C)	Upon becoming an Information Rights Member, a Holder shall be deemed to have the benefit of this Deed, subject to compliance by such Information Rights Member with the obligations set out herein and in the Confidentiality Agreement (as defined below).

DEFINITIONS:

1.	In this Deed:

“Act” means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;

“Affiliate” means in relation to a person (including, for the avoidance of doubt, a company or other corporate entity):

(a)	any holding company of that person and any subsidiary of: (i) that person; (ii) any holding company of that person; or (iii) a subsidiary or any other subsidiaries of any such holding company;

(b)	any other person which (either directly or indirectly) Controls, is Controlled by or is under Common Control with such person; and

(c)	any fund, account or similar vehicle managed for investment purposes (a “fund”) Controlled by, associated with or managed by (i) such person, including (1) such fund’s general partner or trustee and (2) any entity Controlled or managed by such fund, (ii) an Affiliate of such person or (iii) the same investment manager, advisor or subadvisor that Controls or manages such person or Affiliate or such investment manager, advisor or issuer;

in all cases from time to time; provided, that for purposes of this Deed, no Holder shall be deemed an Affiliate of the Company or any of its subsidiaries;

“Business Day” means a day other than a Saturday, Sunday or public holiday on which banks are generally open for business in Ireland and the State of New York;

“Company Competitor” means any person designated on the list of Company competitors maintained, and updated from time to time, by the Board in its good faith discretion (and which the Board shall provide to a Holder upon written request in good faith), provided that no Holders or their Affiliates on the date hereof shall be deemed a Company Competitor;

“Confidentiality Agreement” means a confidentiality agreement in respect of any items delivered to an Information Rights Member, which shall be substantially in the form appended to this Deed as Appendix A;

“Control” means the ability of a person or persons, directly or indirectly, to direct or cause the direction of the management, affairs or policies of another person howsoever arising, or actual direction of the affairs of the other person whether or not under a legal right to do so, including in each case, whether through (including through one or more intermediary entities):

(a)	provisions contained in its constitutional documents or, as the case may be, certificate of incorporation, by-laws or other documentation regulating or managing the affairs of that or any other person;

(b)	by any powers confirmed by any applicable law or regulations;

(c)	the ownership of any interest in, or rights over, voting securities; or

(d)	powers granted under a power of attorney or otherwise;

and “Common Control” and “Controlled” shall be construed accordingly;

“Directors” or the “Board” means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called;

“Effective Date” means the date of this Deed;

“Equity VDR” means a password-protected online repository for document storage and distribution to which (a) each Information Rights Member and its Representatives (as defined in the applicable Confidentiality Agreement) and (b) bona fide prospective transferees of Shares who (i) have executed and delivered to the Company a Confidentiality Agreement and (ii) are not Company Competitors shall, upon written request from the applicable Information Rights Member, be granted access, subject in all respects to the terms and conditions of the applicable Confidentiality Agreement with that Information Rights Member or prospective transferee, as applicable;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“Financial Statements” has the meaning given to that term in Clause 2.1(b) of this Deed;

“Holder” in relation to any Share, means the member whose name is entered in the Register as the holder of the Share or, where the context permits, the members whose names are entered in the Register as the joint holders of Shares;

“Information Rights” has the meaning given to that term in Clause 2 of this Deed;

“Information Rights Members” means the Holders as of the applicable time who (i) have executed and delivered to the Company a Confidentiality Agreement and (ii) are not Company Competitors;

“Interest in Shares” means, in relation to any Share or Shares a “disclosable interest” as set out in section 258 of the Act, any right convertible into or exercisable or exchangeable for Shares whether directly or indirectly through one or more intermediary rights, or which are convertible into or exercisable or exchangeable for any security which is, in turn, convertible into or exercisable or exchangeable for Shares, or any right to receive, or to direct the payment or receipt of, any dividend referable to any Share or Shares;

“Office” means the registered office from time to time and for the time being of the Company;

“Proceedings” has the meaning given to that term in Clause 15.1 of this Deed;

“Register” means the register of members maintained by the Company’s transfer agent, to be kept as required in accordance with the Act;

“Share” means any share for the time being in the issued share capital of the Company, and unless the context otherwise provides, includes any Interest in Shares.

NOW THIS DEED POLL WITNESSES AS FOLLOWS:

2.	The Company hereby declares, undertakes and agrees, for the benefit of the Information Rights Members that, with effect from the Effective Date:

2.1	the Company will provide to the Information Rights Members:

(a)	within sixty (60) days following each quarter’s end, (i) the Company’s unaudited statements of income and cash flows for such fiscal quarter, and (ii) the Company’s unaudited balance sheet as of the end of such fiscal quarter;

(b)	within one hundred twenty (120) days following each fiscal year’s end, (i) the Company’s audited balance sheet as of the end of such year, and (ii) the Company’s audited statements of income and cash flows for such year; provided that in each case, such financial statements shall be audited by independent public accountants of nationally recognized standing (Clauses 2.1(a) and 2.1(b) together, the “Financial Statements”);

(c)	upon the written request of an Information Rights Member, a register of members of the Company then in effect;

(d)	upon the written request of an Information Rights Member, regular updates on any process initiated under Article 43 of the Company’s Constitution and prompt notice of any material developments of such process; and

(e)	upon the written request of an Information Rights Member, any such additional information that an Information Rights Member may reasonably request as required for regulatory, tax or compliance purposes;

2.2	the Company shall hold a teleconference with the Information Rights Members between five (5) and twenty (20) Business Days after the delivery of each Financial Statement to discuss the Company’s business, financial condition and financial performance, prospects, liquidity and capital resources;

(such teleconference, together with the rights set forth in Clause 2.1, the “Information Rights”).

3.	The Company shall use commercially reasonable efforts to procure that the Equity VDR is maintained at all times. For the avoidance of doubt without limiting Clause 4.2 below, the information referred to in Clause 2.1(a)-(d) shall be, and shall be deemed to be, delivered to the Information Rights Members by way of upload to the Equity VDR which upload shall be performed (a) in the case of Clauses 2.1(c)-(d), on a timely basis and (b) in the case of the Financial Statements within the express timeframes set forth in Clauses 2.1(a)-(b).

4.	For the avoidance of doubt:

4.1	it is acknowledged that on the Effective Date, the Company and the Holders will be subject to the reporting and other obligations applicable with respect to issuers with equity securities registered under Section 12(g) of the Exchange Act; and

4.2	information may be provided in Exchange Act filings to satisfy the foregoing Information Rights of Information Rights Members (to the extent applicable).

5.	The Company will have no obligation to publicly disclose (or otherwise cleanse for securities law purposes) any information provided pursuant to Clause 2 or to confirm that any information provided to Information Rights Members is or is not material, and the Company shall not be liable for any resulting limitation or restriction on dealing in securities of the Company or its subsidiaries arising from the absence of any such disclosure (or cleansing) and/or materiality of information.

6.	The Company shall not be required to provide information pursuant to Clause 2 if the Board believes in good faith, that such exclusion or omission is necessary to:

6.1	preserve the legal privilege of the Company or any of its subsidiaries;

6.2	fulfil the obligations of the Company or any of its subsidiaries with respect to confidential or proprietary information of third parties;

6.3	protect the trade secrets, mysteries of trade, or secret processes which may relate to the conduct of the business of the Company or any of its subsidiaries, or protect against a conflict of interest; or

6.4	comply with any agreement, law or order (provided that the Company shall use its commercially reasonable efforts to cause such information to be provided in a manner that would not result in such violation).

7.	The Company enters into this Deed with the intention that this Deed creates, with effect from the Effective Date, a direct and enforceable obligation on the Company in favour of the Information Rights Members.

8.	The Company further acknowledges and covenants that each Information Rights Member shall be entitled severally to enforce their respective Information Rights against the Company.

9.	The Company acknowledges the right of each Information Rights Member (or its representative) to the production of, and to obtain a copy of, this Deed.

10.	Notwithstanding any other provision of this Deed, the rights or entitlements of any Information Rights Member are subject at all times to compliance by such Information Rights Member with its Confidentiality Agreement, and no right or entitlement of an Information Rights Member under this Deed shall arise, be in effect or otherwise be enforceable where such Information Rights Member is in breach of its Confidentiality Agreement.

11.	Amendment

11.1	The Company may (by deed) from time to time amend the provisions of this Deed if consented to in writing signed by or on behalf of Holders representing 75% or more in nominal value of the issued ordinary shares (excluding, solely for purposes of calculating the nominal value of the issued shares used in the denominator of that calculation, the MIP Shares and any Shares issued pursuant to the terms of the Opioid Trust CVR as those terms are defined in the Constitution) whether contained in one document or several documents in like form, each signed by or on behalf of one or more such Holders.

11.2	Upon amendment of this Deed, the Company shall promptly upload the revised form of this Deed, incorporating the amendments thereto, to the Equity VDR.

12.	Termination

12.1	The obligations of the Company to an Information Rights Member, and the Information Rights Member’s respective Information Rights, shall automatically terminate and be of no further force or effect upon:

(a)	the termination of such Information Rights Member’s Confidentiality Agreement in accordance with its terms; or

(b)	such Information Rights Member ceasing to be a Holder.

13.	Notices

13.1	Any notices or requests to be given, served, sent or delivered pursuant to this Deed by an Information Rights Member to the Company:

(a)	shall be in writing (whether in electronic form or otherwise); and

(b)	shall be given, served, sent or delivered by delivering the notice or request to the Secretary at the Office or by sending the same by means of electronic mail to investor.relations@mnk.com.

14.	Governing Law

14.1	This Deed and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Ireland.

15.	Jurisdiction

15.1	The courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Deed (the “Proceedings”) shall therefore be brought in the courts of Ireland.

15.2	Each of the parties to this Deed irrevocably waives any objection to Proceedings in the courts referred to in Clause 15.1 on the grounds of venue or on the grounds of forum non conveniens.

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IN WITNESS whereof this Deed Poll has been executed and delivered as a deed by Mallinckrodt plc on the date stated at the beginning of this Deed Poll.

SIGNED AND DELIVERED as a Deed
for and on behalf of MALLINCKRODT PLC
by its lawfully appointed attorney

in the presence of:-

/s/ Breon Randon
(Witness' Signature)

Breon Randon	/s/ Mark Tyndall
(Witness' Name)	(Signature of Attorney)

12118 Stoneford Drive, Woodbridge, VA 22192
(Witness' Address)

Legal Operations Coordinator
(Witness' Occupation)

[Signature page to Mallinckrodt plc Deed Poll]

APPENDIX A

FORM OF CONFIDENTIALITY AGREEMENT

[See attached.]